EXHIBIT 99.13

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITY AS PERMITTED BY THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ISSUED.

Original Issue Date: September 13, 2005

No. 1                                                                 $2,000,000


                    12% SENIOR SECURED CONVERTIBLE DEBENTURE

      This 12% Senior Secured Convertible Debenture (this "Debenture") is a duly authorized and issued 12% Senior Secured Convertible Debenture of FP TECHNOLOGY HOLDINGS, Inc., a Delaware corporation, having its principal place of business located at 11 Civic Center Plaza, Mankato, Minnesota 56001 (the "Company"), for the principal amount of $2,000,000, issued in connection with that certain Purchase Agreement (as defined below) of even date herewith entered into by and among the Company and the Holder.

      FOR VALUE RECEIVED, the Company promises to pay to TRIDENT GROWTH FUND, L.P., a Delaware limited partnership, having its principal place of business located at 700 Gemini, Houston, Texas 77058, or its registered assigns (the "Holder"), the principal sum of $2,000,000 on the earlier of (a) September 13, 2006; (b) the consummation of a Change of Control Transaction; or (c) the Effective Date (the "Maturity Date"), and to pay interest to the Holder on the then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

      Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:


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            "Bankruptcy Event" means any of the following events: (a) the
      Company or any Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing; or (h) an application for the appointment of a receiver or liquidator for the Company or any of its material assets.

            "Capital Lease" means any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

            "Cash Flow" means an amount equal to (i) the Company's Consolidated EBITDA, minus (ii) the Company's Consolidated non-financed Capital Expenditures.

            "Consolidated EBITDA" means, for any Person for any period:

                  (i) the consolidated net income of such Person and its Consolidated Subsidiaries for such period (after Income Taxes), calculated in accordance with GAAP, but excluding:

                        (A) any gain arising from the sale of capital assets,

                        (B) any gain arising from any write-up of assets,

                        (C) earnings of any other Person, substantially all of the assets of which have been acquired by such Person or its Consolidated Subsidiaries in any manner, to the extent that such earnings were realized by such other Person prior to the date of such acquisition.

                        (D) earnings of any Person in which the Person or its Consolidated Subsidiaries has an ownership interest (other than wholly owned Subsidiaries of such Person ), unless such earnings have actually been received by the Person or its Consolidated Subsidiaries in the form of cash distributions,


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                        (E) earnings of any Person to which assets of the Person
      or its Consolidated Subsidiaries shall have been sold, transferred or disposed of, or into which the Person shall have merged, to the extent that such earnings arise prior to the date of such transaction,

                        (F) any gain arising from the acquisition of any securities of such Person or any of its Consolidated Subsidiaries, and

                        (G) any extraordinary gain realized by such Person or any of its Consolidated Subsidiaries during such period.

                  (ii) plus the following, but only in each case to the extent incurred by the Company and its Consolidated Subsidiaries during such period and deducted in the calculation above for such period,

                        (A) all income and franchise taxes,

                        (B) all Interest Expense,

                        (C) all depreciation expense, and

                        (D) all amortization expense.

            "Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Company and its Subsidiaries; provided however, there shall be excluded therefrom (a) all prepaid expenses of every type and nature, (b) all amounts due from partners, officers, stockholders or other Affiliates, and all loans due from employees, and
      (c) all deferred charges.

            "Current Liabilities" means, at any particular time, all amounts (including deferred taxes) which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Company and its Subsidiaries.

            "Current Ratio" means the ratio of Current Assets to Current Liabilities.

            "Dallas Courts" shall have the meaning set forth in Section 7(e).

            "Debenture Register" shall have the meaning set forth in Section
      2(b).

            "Event of Default" shall have the meaning set forth in Section 6.


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            "GAAP" mean generally accepted accounting principles.

            "Interest Expense" means, with respect to any Person and for any period (without duplication), all interest on that Person's Debt, whether paid in cash or accrued as a liability and payable in cash during any subsequent period (including, without limitation, the interest component of Capital Leases), as determined by GAAP.

            "Late Fees" shall have the meaning set forth in the second paragraph to this Debenture.

            "Liabilities" mean all liabilities, obligations and indebtedness of any and every kind and nature (including, without limitation, lease obligations, accrued interest, charges, expenses, attorneys' fees and other sums) chargeable to the Company and made to or for the benefit of the Company, whether arising under this Debenture or arising under the any of the Transaction Documents, whether heretofore, now or hereafter owing, arising, due or payable from Company to the Holder and however evidenced, credited, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligation of performance.

            "Net Income" or "Net Loss" means, with respect to any Person for any period, the net income or net loss of such Person determined in accordance with GAAP, after payment of income Taxes but excluding any extraordinary or non-recurring items.

            "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers of this or any portion of this Debenture and regardless of the number of instruments which may be issued to evidence such Debenture or Debentures.

             "Purchase Agreement" means the Securities Purchase Agreement, dated as of September 13, 2005, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

      Section 2.  Interest.

            a) Payment of Interest in Cash. The Company shall pay interest, in cash, to the Holder on the then outstanding principal amount of this Debenture at the rate of 12% per annum, payable in cash via wire transfer monthly, in arrears, on the last day of each month for the period beginning on the Initial Issuance Date and ending on the Maturity Date or such earlier or later time when this Debenture is paid or prepaid in full (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "Interest Payment Date"), subject to the conversion rights of Holder as stated herein.


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 4
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            b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register").

            c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

            d) Prepayment. The Company may prepay all or any portion of the then outstanding principal amount of this Debenture without any prepayment premium or discount by providing Holder not less than 90 days prior written notice, such outstanding principal balance remaining subject to Holder's conversion rights hereunder until the actual prepayment is made following such notice period.

      Section 3.   Conversion Right; Adjustments.

            The Holder of this Debenture shall have the right, at Holder's option, upon the earlier to occur of (i) an Event of Default hereunder; or
      (ii) the six month anniversary of the Original Issue Date, to convert all, or, in multiples of $50,000, any part of this Debenture into such number of fully paid and nonassessable shares of Common Stock as shall be provided herein. The Holder of this Debenture may exercise the conversion right by giving written notice (a "Conversion Notice") to the Company of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by this Debenture. The number of shares of Common Stock that shall be issuable upon conversion of the Debenture shall equal the then outstanding principal amount of this Debenture plus all accrued and unpaid interest due and payable on the Debenture on the Conversion Date (defined below) or a portion thereof (in the discretion of the Holder) divided by the Conversion Price (as defined below) in effect on the date the Conversion Notice is given. Conversion shall be deemed to have been effected on the date the Conversion Notice is delivered to the Company (each, a "Conversion Date"). Within 10 business days after a Conversion Date, the Company shall issue and deliver by hand against a signed receipt therefor or by reputable overnight delivery carrier to the address designated in the Conversion Notice, a stock certificate or stock certificates of the Company representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of all interest accrued and unpaid under the Debenture being converted up to and including the Conversion Date. If a stock certificate or stock certificates are not delivered within 10 business days after a Conversion Date, the Company shall pay and/or grant to Holder 0.1% (on a Fully Diluted Basis) of the Company's Common Stock per day until such certificates are delivered. The conversion rights will be governed by the following provisions:


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 5
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        a) Conversion Price. On the issue date hereof and until such time as an adjustment shall occur, the Conversion Price shall be equal to:

                  (i) 80% of the average price per share of the Common Stock and Common Stock Equivalents sold to any Person in the first Qualifying Transaction to be consummated following the Original Issue Date (determined by dividing the total number of shares of Common Stock issued plus shares issuable under Common Stock Equivalents in such Qualifying Transaction, by the aggregate consideration received by the Company plus all consideration to be received upon exercise or conversion of all Common Stock Equivalents issued in such Qualifying Transaction). With respect to determining the price paid per share in any asset purchase, only shares of Common Stock actually issued and outstanding shall be used in determining such per share calculation; or

                  (ii) if no Qualifying Transaction has occurred on or by the Conversion Date, $.01 per share.

            Notwithstanding the foregoing, the parties agree that the Conversion Price shall be adjusted down from the determination resulting from the foregoing formula by mutual agreement of the parties in the event that any convertible securities are sold to investors in any Qualifying Transaction, the parties hereby recognizing that the issuance thereof, even at an exercise or conversion price above the Conversion Price, would increase the value of the securities issued to such investors and thus entitle Holder to a greater number of shares of Common Stock upon conversion hereof. The parties agree to negotiate such determination in good faith.

            b) Adjustment for Issuance of Shares at less than the Conversion Price.

                  (i) If and whenever any Additional Common Stock (as herein defined) shares shall be issued by the Company (the "Stock Issue Date") for a consideration per share less than the Conversion Price, then in each such case the initial Conversion Price shall be reduced to a new Conversion Price in an amount equal to the consideration per share received by the Company for the additional shares of Common Stock then issued, and accordingly, the number of shares issuable to Holder upon conversion shall be proportionately increased as a result thereof; and, in the case of shares issued without consideration, the initial Conversion Price shall be reduced in amount and the number of shares issued upon conversion shall be increased in an amount so as to maintain for the Holder the right to convert this Debenture into shares equal in amount to the same percentage interest in the Common Stock of the Company as existed for the Holder immediately preceding the Stock Issue Date.

12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 6
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                  (ii) Consideration for Shares. In case of the issuance of
      Additional Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of the cash received by Company for such shares. In case of the issuance of any shares of Additional Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor, other than cash, shall be deemed to be the then fair market value of the property received as determined by an investment banking firm selected by Holder.

                  (iii) Reclassification of Shares. In case of the reclassification of securities into shares of Common Stock, the shares of Common Stock issued in such reclassification shall be deemed to have been issued for a consideration other than cash. Shares of Additional Common Stock issued by way of dividend or other distribution on any class of stock of the Company shall be deemed to have been issued without consideration.

                  (iv) Split up or Combination of Shares. In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, the Conversion Price shall be proportionately decreased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price shall be proportionately increased, such increase or decrease, as the case may be, becoming effective at the time of record of the split-up or combination, as the case may be.

                  (v) The term "Additional Common Stock" herein shall mean, other than with respect to an Exempt Issuance, in the most broadest sense all shares of Common Stock or Common Stock Equivalents hereafter issued by the Company (including, but not limited to Common Stock held in the treasury of the Company, except Common Stock issued upon the conversion or exercise of any security purchased in connection with the Purchase Agreement.

            c) Adjustment for Mergers, Consolidations, Etc..

                  (i) In the event of distribution to all Common Stock holders of any stock, indebtedness of the Company or assets (excluding cash dividends or distributions from retained earnings) or other rights to purchase securities or assets, then, after such event, this Debenture will be convertible into the kind and amount of securities, cash and other property which the holder of the Debenture would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Debenture immediately prior to the occurrence of such event.


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                  (ii) In case of any capital reorganization, reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares), this Debenture shall be convertible into the kind and number of shares of stock or other securities or property of the Company to which the holder of the Debenture would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Debenture immediately prior to the occurrence of such event. The provisions of the foregoing sentence shall similarly apply to successive reorganizations, reclassifications, consolidations, exchanges, leases, transfers or other dispositions or other share exchanges.

            d) Notice of Adjustment. In the event the Company shall propose to take any action which shall result in an adjustment in the Conversion Price, the Company shall give notice to the Holder, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall be given on or before the earlier of 10 days before the record date or the date which such action shall be taken. Such notice shall also set forth all facts (to the extent known) material to the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debenture. Additionally, following completion of an event wherein the Conversion Price shall be adjusted, the Company shall furnish to the holder of this Debenture a statement, signed by an authorized officer of the Company of the facts creating such adjustment and specifying the resultant adjusted Conversion Price then in effect.

            e) Reservation of Shares. The Company warrants and agrees that it shall at all times reserve and keep available, free from preemptive rights, sufficient authorized and unissued shares of Common Stock to effect conversion of this Debenture.

            f) Registration Rights. The Holder has certain rights with respect to the registration of shares of Common Stock issued upon the conversion of this Debenture, such rights being specifically set forth in the Purchase Agreement entered into by and between Holder and the Company on the date hereof.


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 8
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            g) Exercise Limitations. At any time after the Common Stock is registered under Section 12 of the Exchange Act, the Holder shall not have the right to convert any portion of this Debenture, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Conversion Notice, would beneficially own in excess of 4.99% (or as applicable, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing determination, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon such conversion of this Debenture less the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unexercised portion of this Debenture and (B) exercise or conversion of the unexercised or unconverted portion of any other Securities (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder. Except as set forth in the preceding sentence, for purposes of this Section 3(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(g) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of Holder. For purposes of this Section 3(g), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) Schedule 3.1(g) to the Purchase Agreement, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The provisions of this Section 3(g) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 3(g) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

      Section 4.  Registration of Transfers and Exchanges.

            a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

            b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

            c) Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      Section 5. Negative Covenants. So long as any portion of this Debenture is outstanding, without the prior written consent of the Holder, which consent may be withheld in the sole discretion of the Holder, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:


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            a) Indebtedness. Other than equipment leases of up to $25,000 in the aggregate for any 12 month period, enter into, create, incur, assume or suffer to exist any indebtedness or Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with, in any respect, the Company's obligations under the Debentures; provided, however, that this provision shall not prevent the Company from entering into any transaction, the purpose of which is to repay this Debenture, provided all proper notices are given in accordance herewith;

            b) Repayment of Indebtedness. Repay any principal due and owing on any promissory notes, debentures, or other forms of indebtedness, other than (i) periodic interest payments due and owing thereunder; (ii) repayment due of any principal amount or interest due or becoming due under this Debenture; and (iii) repayment of the indebtedness set forth in
      Schedule 4.9 to the Purchase Agreement; provided, nothing contained in this section shall prohibit the Company from making any payments with respect to trade payables made in the ordinary course of the Company's business;

            c) Repayment of Shares. Repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimus number of shares of its Common Stock or other equity securities or as otherwise permitted by the Transaction Documents;

            d) Bylaws. Amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder in its capacity as a holder of the Debentures;

            e) Loans and Investments. Lend or advance money, credit or property to any person or entity, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness or assets or properties of any person or entity, or agree to do any of the foregoing, other than in the ordinary course of business;

            f) Guarantees. Assume, endorse or otherwise become or remain liable in connection with the obligations (including accounts payable) of any other person or entity, other than in the ordinary course of business.

            g) Sale of Assets, Dissolution, Etc. Transfer, sell, assign, lease or otherwise dispose of any of its properties or assets, or any assets or properties necessary or desirable for the proper conduct of its business, or transfer, sell, assign or otherwise dispose of any of its accounts, or contract rights to any person or entity, or change the nature of its business, wind-up, liquidate or dissolve, or agree to any of the foregoing, other than in the ordinary course of business;


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 10
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            h) Acquisition of Assets. Agree to purchase, acquire, or lease of any assets of any Person, other than in the ordinary course of business;

            i) Compensation. Increase the compensation of any of its officers or consultants making more than $100,000 per year, hire any relative of any officer, director or shareholder of the Company, or pay a bonus to any such person.

            j) Subsidiaries. Establish or form a partially or wholly owned Subsidiary. Sell, transfer or assign any interest in the Company's existing Subsidiaries.

            k) No Further Issuance of Securities. Other than in accordance herewith, create, issue or permit the issuance of any additional securities of the Company or of any of its Subsidiaries (including with respect to any Qualifying Transaction), if any, or any rights, options or warrants to acquire any such securities and in the event that Company desires to issue securities with preferences or rights greater than that which the Common Stock has, the Holder will have the option of converting into such stock in lieu of the Common Stock hereby;

            l) No Dividends; No Redemption. Declare any dividend, pay or set aside for payment any dividend or other distribution, in cash, stock, or other property, or make any payment to any related parties, including to any preferred stockholders, as a dividend, redemption, or otherwise, other than the payment of salaries in the ordinary course of business.

            m) Stock Splits. Undertake a reverse or forward stock split or reclassification of the Common Stock; or

            n) Agreement. Enter into any agreement obligating the Company to undertake any of the matters set forth in this Section 5.

      Section 6. Affirmative Covenants. So long as any portion of this Debenture is outstanding and unless the Holder otherwise consents in writing, which consent may be withheld in the sole discretion of the Holder, the Company will:

            a) Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon the income or profits of the Company, or upon any property, real, personal or mixed, belonging to the Company, or upon any part thereof, and also any lawful claims for labor, material and supplies which if unpaid, might become a lien or charge against any such property; provided, however, the Company shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but, provided further that any such tax, assessment, charge, levy or claim shall be paid or bonded in a manner satisfactory to the Holder upon the commencement of proceedings to foreclose any lien securing the same.


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            b) Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect any licenses necessary to the business of the Company, its corporate existence and rights of its franchises, trade names, trademarks, and permits which are reasonably necessary for the continuance of its business; and continue to engage principally in the business currently operated by the Company.

            c) Insurance and Properties. Keep its business and properties insured at all times with responsible insurance companies and carry such types and amounts of insurance as are required by all federal, state and local governments in the areas which the Company does business and as are usually carried by entities engaged in the same or similar business similarly situated. In addition, the Company shall maintain in full force and effect policies of liability insurance in amounts at least equal to that currently in effect.

            d) Maintain Property and Assets. Maintain its property and assets in good order and repair and, from time to time, make all needed and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management, and maintain annually adequate reserves for maintenance thereof.

            e) True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set aside on its books such reserves as may be required by GAAP, consistently applied, with respect to all taxes, assessments, charges, levies and claims referred to in (a) above, and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

            f) Right of Inspection. Permit any person designated by the Holder, at the Holder's expense, to visit and inspect any of the properties, books and financial reports of the Company, all at such reasonable times upon three (3) Business Days prior notice to Company, and as often as the Holder may reasonably request, provided the Holder does not unreasonably interfere with the daily operations of the Company and Holder executes a confidentiality agreement.

            g) Observance of Laws. Conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business except those that would not cause a Material Adverse Effect, as determined in the reasonable discretion of the Holder.

            h) Company's Knowledge of Default. Upon an officer or director of the Company obtaining knowledge of, or threat of, an Event of Default hereunder, cause such officer to promptly, within no more than five (5) Business Days, deliver to the Holder notice thereof specifying the nature thereof, the period of existence thereof, and what action the Company has taken and/or proposes to take with respect thereto.


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 12

            i) Notice of Proceedings. Upon an officer or director of the Company obtaining knowledge of any material litigation, dispute or proceedings being instituted or threatened against the Company, or any attachment, levy, execution or other process being instituted against any assets of the Company, cause such officer to promptly, within no more than five (5) Business Days, give the Holder written notice of such litigation, dispute, proceeding, levy, execution or other process.

            j) Certificate of Covenant Compliance Within 30 days of the last day of each March, June, September and December, the Company will issue a Certificate of Covenant Compliance, executed by either the Chief Executive Officer or Chief Financial Officer in the form of Exhibit A attached hereto. If the Company is not in compliance with the covenants specified in this Section 5, the Company will modify the Certificate of Covenant Compliance by stating the exception and providing a detailed explanation of the non-compliance.

            k) Payment of Holder's Expenses. If at any time or times hereafter, Holder employs counsel in connection with the execution and consummation of the transactions contemplated by this Debenture or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleading, or to take any action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to this Debenture or any other Transaction Document, or any other agreement, guaranty, note, instrument or document heretofore, now or at any time or times hereafter executed by the Company and delivered to Holder, or to enforce any rights of Holder hereunder whether before or after the occurrence of any Event of Default, or to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall be part of the Liabilities, payable on demand.

            l) Financial Reporting. The Company shall provide to Holder audited annual financial statements, audited by mutually agreed upon independent certified public accounting firm. Said financial statements shall be prepared in accordance with GAAP, consistently applied, and shall be delivered to Holder within ninety (90) days after the close of the Company's fiscal year. The report of the auditor that accompanies the financial statements shall not contain any qualifications or limitations, such auditor to be a mutually agreeable accounting firm. The Company's fiscal year ends on June 30, and shall not be changed without the prior written consent of the Holder. The Company shall provide to Holder unaudited monthly financial statements (including month to date and year to date actual to prior periods) and a report in such form as is acceptable to Holder, both presented in accordance with GAAP, consistently applied (subject to such exceptions for interim financials as may be noted by the Company thereon), and shall be delivered to Holder within thirty
      (30) days after the close of the Company's month. The Company shall also deliver any other reports reasonably requested by Holder. If the statements or reports are not delivered within thirty (30) days of the close of any month, then the Company will pay a late fee of $250 per day until the report is delivered in adequate form in the sole discretion of Holder.


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 13

            m) Financial Covenants. As of the 90th date following the date of this Agreement and thereafter continuing until the Termination Date, the Company must maintain the following ratios:

                  (i) Cash Interest Coverage. Until this Debenture is repaid in full, the Company shall maintain a Consolidated EBITDA ratio, based on any of the Company's quarterly financial statements (as determined on the last day of each fiscal quarter for the immediately preceding quarter), of 2.0 or greater. The Consolidated EBITDA ratio is defined as Consolidated EBITDA divided by Interest Expense (Consolidated EBITDA / Interest Expense).

                  (ii) Cash Flow Coverage Ratio. The ratio of (a) the Company's Cash Flow to (b) the sum of (i) the Company's consolidated Interest Expense plus (ii) the Company's scheduled payments of principal (including the principal component of Capital Leases) to be paid during the 12 months following any date of determination shall at all times exceed (1) 1.5 to
      1.0. Compliance with the ratio will be tested as of the last day of each month, with Cash Flow and Interest Expense being calculated for the twelve months then ended.

                  (iii) Current Ratio. The Company will at all times maintain a Current Ratio of not less than 1.5 to 1.0. The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of the Company.

                  (iv) Actual versus Budget. The Company shall on a quarterly basis achieve 75 percent of its budgeted revenue and income. Budget numbers shall be those delivered to Holder contemporaneously herewith and then on an annual calendar basis.

      Section 7.  Events of Default.

            a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  i. any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 14

                  ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or any of the other Transaction Documents which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Business Days after notice of such default sent by the Holder or by any other Holder and
            (B) 10 Business Days after the Company shall become or should have become aware of such failure;

                  iii. a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is bound and not cured;

                  iv. any representation or warranty made herein, in any other
            Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                  v. there shall have occurred a Bankruptcy Event;

                  vi. the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

                  vii. the Company shall be a party to any Change of Control
            Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase any its outstanding shares of Common Stock or Common Stock Equivalents;

                  viii. the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In of the Warrant within 5 Business Days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event of Default within 5 Business Days of the date due;


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 15

                  ix. the Company shall fail to have available a sufficient
            number of authorized and unreserved shares of Common Stock to issue to such Holder upon exercise of the Warrants in full and not remedied as permitted in the Transaction Documents;

                  x. the Company shall redeem any of the Common Stock
            Equivalents;

                  xi. upon the reasonable determination by the Holder that there has been a Material Adverse Effect;

                  xii. the occurrence of an Activity Event of Default (as
            defined in Section 5.1(f)(ii) of the Purchase Agreement); or

                  xiii. the Company fails to close that Asset Purchase by and between it and Firepond, Inc., a Delaware corporation, on the date hereof, as contemplated in the Purchase Agreement.

            b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. All Debentures for which the full principal amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

      Section 8.  Miscellaneous.

            a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (507) 388-0401, Attn: Chief Executive Officer, 11 Civic Center Plaza, Mankato, Minnesota 56001, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing herein, or such other address or facsimile number as such Holder may specify in accordance with this Section. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Dallas, Texas time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Dallas, Texas time) on any date and earlier than 11:59 p.m. (Dallas, Texas time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 16

            b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

            c) Security Interest. This Debenture is a direct debt obligation of the Company and, pursuant to the Security Documents, is secured by a first priority security interest in all of the assets of the Company and certain other collateral for the benefit of the Holders.

            d) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

            e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Dallas, Texas (the "Dallas Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Dallas Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Dallas Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 17

            f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

            g) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 18

            h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

            i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

            j) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Documents. Notwithstanding any provision to the contrary contained in any Transaction Documents, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the Maximum Rate, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date of such increase or decrease forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness, if any, evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election in the event any principal amount remains outstanding.

            (k) Amendment. This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by each of the parties hereto.

                            [Signature Page Follows]


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Page 19

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.



                             FP TECHNOLOGY HOLDINGS, INC.



                             By:__________________________________________
                                Name:
                                Title:


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.), Signature Page

                                    EXHIBIT A


      I, the undersigned, hereby represent that FP Technology Holdings, Inc. is in compliance with all of its covenants specified in Sections 5 and 6 of that certain 12% Senior Secured Convertible Debenture originally dated as of September 13, 2005, executed by FP Technology Holdings, Inc., with its principal place of business at 11 Civic Center Plaza, Mankato, Minnesota 56001, in favor of Trident Growth Fund, L.P., with its principal place of business at 700 Gemini, Houston, Texas 77058.



                             FP TECHNOLOGY HOLDINGS, INC.


                             By:__________________________________________
                                Name:
                                Title:


12% Senior Secured Convertible Debenture (FP Technology Holdings, Inc.),
Exhibit A